SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2003

Arrhythmia Research Technology, Inc.

(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant’s telephone number, including area code)

Item 5. Other Events

Arrhythmia Research Technology, Inc. (the “Company”) announced today that the Board of Directors of the Company has determined to suspend the Company’s stock repurchase program.

During the first quarter of fiscal 2003, the Company has repurchased 148,200 shares of the Company’s common stock at a cost of approximately $439,000.

As of March 18, 2003, The Company had 2,600,213 shares of common stock outstanding.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The press release dated March 19, 2003 of the registrant is attached as Exhibit 99.1 to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 19th day of March, 2003.

Arrhythmia Research Technology, Inc.

/s/ David A. Garrison
David A. Garrison
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release dated March 19, 2003